UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2014

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2014, Credit Acceptance Corporation (the “Company”, "Credit Acceptance", "we", "our", or "us") accepted the resignation of John P. Neary, the Company’s Chief Administrative Officer, effective May 22, 2014.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Credit Acceptance held its Annual Meeting of Shareholders at which shareholders:

1.	Elected five directors to serve until the 2015 annual meeting;
2.	Approved our executive compensation on an advisory basis; and
3.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2014.

Shareholders cast their votes on each of these three proposals as follows:

1.	Election of five directors to serve until the 2015 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Donald A. Foss	14,019,908	295,743	3,112,507
Glenda J. Flanagan	14,234,129	81,522	3,112,507
Brett A. Roberts	14,137,878	177,773	3,112,507
Thomas N. Tryforos	14,026,066	289,585	3,112,507
Scott J. Vassalluzzo	14,235,847	79,804	3,112,507

2.	Approval of the advisory vote on executive compensation:

For	Against	Abstain	Broker Non Votes
14,214,950	59,540	41,161	3,112,507

3.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2014:

For	Against	Abstain	Broker Non Votes
17,384,451	33,974	9,733	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: May 15, 2014	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer